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Exhibit 99.1

                        [SILICON VALLEY BANCSHARES LOGO]

        SILICON VALLEY BANCSHARES   3003 Tasman Drive Santa Clara, CA 95054

For immediate release                                Contact:
June 8, 2000                                         Lisa Bertolet
                                                     Investor Relations
                                                     (408) 654-7282

NASDAQ: SIVB                                         Andrea McGhee
                                                     Corporate Communications
                                                     (408) 654-3078

   SILICON VALLEY BANCSHARES ANNOUNCES MID-SECOND QUARTER FINANCIAL HIGHLIGHTS

         SANTA CLARA, CA -- Silicon Valley Bancshares (the "Company"), parent company of Silicon Valley Bank (the "Bank"), announced today the following financial highlights for the two months ended May 31, 2000. This press release represents a continuation of the Company's practice of issuing a mid-quarter financial highlights update.

         (Dollars in thousands)

         Average Loans, Net of Unearned Income - $1,596,844

         Average Interest-Earning Assets - $4,671,123

         Average Deposits - $4,463,724

         Net Interest Margin - 6.9%

         Yield on Loans - 11.7%

         Yield on Interest-Earning Assets - 8.0%

         Cost of Funds - 1.1%

         Efficiency Ratio - 43.9%

         Warrant Income - $11,151

         Venture Capital Gains - $1,700

         Off-Balance Sheet Client Funds - $10,001,986

         Based on May 31, 2000 market valuations, the Company had additional potential pre-tax warrant gains totaling $23.3 million. The Company is restricted from selling many of these warrants until the second, third and fourth quarters of 2000. As of May 31, 2000, the Company held 1,035 warrants in

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companies and had made investments in 172 venture capital funds and direct equity investments in 37 companies. Many of these companies are non-public. Thus, for those companies for which a readily determinable market value cannot be obtained, the Company values those equity instruments at cost less any identified impairment. Additionally, the Company is typically precluded from using any type of derivative instrument to secure the current unrealized gains associated with many of the warrants. Hence, the amount of income realized by the Company from the warrants in future periods may vary materially from the current unrealized amount due to fluctuations in the market prices of the underlying common stock of these companies. Furthermore, the Company may reinvest some or all of the income realized from the disposition of warrants in pursuing its business strategies.

         As of May 31, 2000, the Company has identified two loans with principal amounts aggregating approximately $13.0 million, that, on the basis of information known to the Company, were judged to have a higher than normal risk of becoming nonperforming.

         This release includes "forward-looking statements" as that term is used in the securities laws. All statements regarding the Company's expected financial position, business and strategies are forward-looking statements. In addition, in this release the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, and has based these expectations on the Company's beliefs as well as assumptions it has made, such expectations may prove to be incorrect.

         For information with respect to factors that could cause actual results to differ from the expectations stated in the forward-looking statements, see the text under the caption "Risk Factors" included in Item 7 of our Report on Form 10-K dated March 17, 2000. The Company urges investors to consider these factors carefully in evaluating the forward-looking statements contained in this release. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.

         The Company will be in a quiet period beginning June 16, 2000 (15 calendar days before quarter end) and will issue a press release announcing the final 2000 second quarter financial results on Thursday, July 20, 2000. The Company will host a conference call at 7:00 a.m. (PST), on Friday, July 21, 2000, to discuss the 2000 second quarter financial results. The conference call can be accessed by dialing (888) 955-3514 and referencing the passcode "Silicon Valley Bank." A digitized replay of this


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conference call will be available beginning at approximately 10:00 a.m.
(PST), on Friday, July 21, 2000, through 9:00 a.m. (PST), on Friday, August 18, 2000, by dialing (800) 333-1871. An audio replay of this conference call will also be available on the World Wide Web at www.svb.com beginning Friday, July 21, 2000.

         Silicon Valley Bank serves emerging growth and middle-market companies in targeted niches, focusing on the technology and life sciences industries, while also identifying and capitalizing on opportunities to serve companies in other industries whose financial services needs the Bank believes are underserved.

         The Bank operates offices throughout the Silicon Valley: Santa Clara, Palo Alto and Sand Hill, the center of the venture capital community in California. Other regional offices within California include: Irvine, Los Angeles, Napa Valley, San Diego, San Francisco, Santa Barbara, and Sonoma. Office locations outside of California include: Phoenix, Arizona; Boulder, Colorado; Atlanta, Georgia; Chicago, Illinois; Boston, Massachusetts; Minneapolis, Minnesota; Portland, Oregon; Philadelphia, Pennsylvania; Austin, Texas; Dallas, Texas; Durham, North Carolina; Northern Virginia; and Seattle, Washington.

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